                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant / /
    Filed by a party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-12

                             Dollar Tree Stores, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  No fee required.

/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------
    (2) Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------
    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------
    (4) Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------
    (5) Total fee paid:

        ------------------------------------------------------------------------

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

        ------------------------------------------------------------------------
    (2) Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------
    (3) Filing Party:

        ------------------------------------------------------------------------
    (4) Date Filed:

        ------------------------------------------------------------------------

                                     [LOGO]


                            DOLLAR TREE STORES, INC.
                                500 Volvo Parkway
                           Chesapeake, Virginia 23320

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                  to be held on
                             Thursday, May 24, 2001


To Our Shareholders:

         We will hold the annual meeting of the shareholders of Dollar Tree Stores, Inc. at the Norfolk Waterside Marriott, Norfolk, Virginia, on Thursday, May 24, 2001 at 10:00 a.m. local time. Shareholders will consider and vote on the following proposals:

         o elect three directors; and
         o act upon any other business that may properly come before the meeting.


         Shareholders of record at the close of business on March 30, 2001 will receive notice of and be allowed to vote at the meeting.


         Your vote is important to us. We encourage you to read this Proxy Statement then sign, date and return your proxy card in the enclosed envelope at your earliest convenience. Sending in your proxy card will not prevent you from voting your stock at the meeting if you desire to do so.


                                         BY ORDER OF THE BOARD OF DIRECTORS


                                         /s/ Frederick C. Coble
                                         ----------------------------------
                                         Frederick C. Coble
                                         Chief Financial Officer
                                         and Secretary


Chesapeake, Virginia
April 16, 2001

                            DOLLAR TREE STORES, INC.
                                500 Volvo Parkway
                           Chesapeake, Virginia 23320

                                 PROXY STATEMENT

         We sent you this proxy statement and the enclosed proxy card because Dollar Tree's Board of Directors is soliciting your proxy to vote your shares at the Annual Meeting. We will bear all costs for this solicitation. On or about April 23, 2001, we began mailing these proxy materials to all stockholders of record at the close of business on March 30, 2001.

                                VOTING PROCEDURES

         Shareholders of record have one vote per share of stock held. On March 30, 2001, there were 112,142,690 shares of common stock outstanding.

         If you vote by proxy, that is, by signing, dating and returning the enclosed proxy card, the individuals named on the card (your "proxies") will vote your shares in the manner you indicate. If you do not indicate instructions on the card, then your shares will be voted FOR the election of three nominees for director in Class III. If any other matter is presented, then your proxy will vote in accordance with your proxies' best judgment. At this time, the Board of Directors is unaware of any other business to be brought before the meeting. If you send more than one proxy card, then your shares will be voted in accordance with the proxy card bearing the latest date.

         As shown in the Notice of Annual Meeting, the 2001 Annual Meeting of Shareholders of Dollar Tree Stores, Inc. will be held on Thursday, May 24, 2001, at the Norfolk Waterside Marriott in Norfolk, Virginia, at 10:00 a.m. local time. A quorum of shareholders is necessary to hold a valid meeting. If holders of a majority of the outstanding shares of common stock are present in person or by proxy, a quorum will exist. Abstentions and broker non-votes are counted as present for establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because he does not have the authority to do so.

         If you send in your proxy card, you may revoke your proxy by providing a written notice of revocation to the Secretary of Dollar Tree Stores, Inc. prior to the Annual Meeting or by attending the annual meeting to cast your vote in person.


                              ELECTION OF DIRECTORS

Directors and Nominees

         Our Board of Directors is divided into three staggered classes for purposes of election. One class is elected at each annual meeting of shareholders to serve for a three-year term.

         At the 2001 Annual Meeting of Shareholders, the terms of three Class III directors are expiring. Class III directors elected at this annual meeting will hold office for a three-year term expiring in 2004. The other directors will continue in office following this annual meeting and their terms will expire in 2002 (Class I) and 2003 (Class II). Officers are appointed by the Board of Directors.

         The nominees have indicated their willingness to serve as directors. If a nominee becomes unable to stand for reelection, the persons named in the proxy will vote for any substitute nominee proposed by the Board of Directors.

Vote Required

         A director is elected at the meeting, so long as a quorum is present, if the votes cast favoring the election of that director exceed those cast in opposition. Abstentions and broker non-votes are not "cast" for this purpose.

THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" EACH OF THE NOMINEES FOR DIRECTOR.

        INFORMATION CONCERNING NOMINEES, DIRECTORS AND EXECUTIVE OFFICERS

                                    NOMINEES

H. Ray Compton

Class of Director:                    III

Director Since:                       1986

Principal Occupation:                 Executive Vice President, Dollar Tree
                                      Stores, Inc.

Recent Business Experience:           Mr. Compton, age 58, has been Executive
                                      Vice President since 1986 when he founded
                                      Dollar Tree with Mr. Perry and Mr. Brock.
                                      Mr. Compton has reduced his day-to-day
                                      responsibilities with the company, but
                                      still remains active in special projects.
                                      From 1986 until 1998, he also served as
                                      Dollar Tree's Chief Financial Officer.
                                      From 1979 until 1991, he was employed in a similar role with K&K Toys. Prior to 1979, he was associated for 15 years with a manufacturing company in various accounting and management positions.

Other Directorships:                  Hibbett Sporting Goods, Inc.

-------------------------------------------------------------------------------

John F. Megrue

Class of Director:                    III

Director Since:                       1993

Principal Occupation:                 Member, Saunders Karp & Megrue Partners,
                                      L.L.C.

Recent Business Experience:           Mr. Megrue, age 42, has been Vice Chairman
                                      of the Board of Dollar Tree since 1993. He also serves as Chairman of the Board for Hibbett Sporting Goods, Inc. Mr. Megrue has been a member of Saunders Karp &
                                      Megrue Partners, L.L.C., which serves as the general partner of the general partner of The SK Equity Fund, L.P., since 1992.
                                      From 1989 to 1992, he served as a Vice
                                      President and Principal at Patricof & Co.
                                      Prior to 1989, he served as a Vice
                                      President at C.M. Diker Associates.

Other Directorships:                  Hibbett Sporting Goods, Inc.; Children's
                                      Place Retail Stores, Inc.

-------------------------------------------------------------------------------

Alan L. Wurtzel

Class of Director:                    III

Director Since:                       1995

Principal Occupation:                 Private investor; corporate director

Recent Business Experience:           Mr. Wurtzel, age 67, has served as the
                                      Vice Chairman of the Board of Circuit City
                                      Stores, Inc., a large consumer electronics retailing chain. From 1986 to 1994, he served as Chairman of the Board of Circuit
                                      City. Prior to 1986, he served in several other capacities with Circuit City, including Chief Executive Officer from
                                      1973 to 1986. From 1986 to 1988, he served
                                      as President of Operation Independence, a non-profit organization. Mr. Wurtzel was a director of Office Depot, Inc. from 1989 to 1996.

Other Directorships:                  None

-------------------------------------------------------------------------------

                              CONTINUING DIRECTORS

Macon F. Brock, Jr.

Class of Director:                    I

Director Since:                       1986

Principal Occupation:                 President and Chief Executive Officer,
                                      Dollar Tree Stores, Inc.

Recent Business Experience:           Mr. Brock, age 59, has been Chief
                                      Executive Officer since 1993 and a
                                      Director and President since 1986 when he founded Dollar Tree with Mr. Perry and Mr.
                                      Compton. He directs the overall operations of Dollar Tree. Until 1991, he was employed in a similar role with K&K Toys.

Other Directorships:                  First Union National Bank of
                                      Virginia/Maryland/Washington, D.C.

-------------------------------------------------------------------------------

J. Douglas Perry

Class of Director:                    II

Director Since:                       1986

Principal Occupation:                 Chairman of the Board, Dollar Tree Stores,
                                      Inc.

Recent Business Experience:           Mr. Perry, age 53, has been Chairman of
                                      the Board since 1986 when he founded
                                      Dollar Tree with Mr. Brock and Mr.
                                      Compton. He retired as an employee and
                                      officer of the company as of March 1,
                                      1999. However, he still continues his
                                      duties as Chairman of the Board. He is
                                      also Chairman of the Board of Old Dominion
                                      Trust Company. Until 1991, he was an
                                      executive officer of K&K Toys, which he, along with Mr. Brock, Mr. Compton and Mr.
                                      Perry's father, built from the company's original single store to 136 stores.

Other Directorships:                  None

-------------------------------------------------------------------------------

Thomas A. Saunders, III

Class of Director:                    II

Director Since:                       1993

Principal Occupation:                 Member, Saunders Karp & Megrue Partners,
                                      L.L.C.

Recent Business Experience:           Mr. Saunders, age 64, has been a member of
                                      Saunders Karp & Megrue Partners, L.L.C., which serves as the general partner of the general partner of The SK Equity Fund,
                                      L.P., since 1990. Before founding Saunders
                                      Karp & Megrue, he served as a Managing
                                      Director of Morgan Stanley & Co. from 1974 to 1989. Mr. Saunders is a member of the Board of Visitors of the University of Virginia. He is Vice President of the
                                      Board of Visitors of the Virginia Military
                                      Institute. He is a former Chairman of the University of Virginia's Darden Graduate
                                      School of Business Administration. Mr.
                                      Saunders is a Chairman Elect of The Thomas
                                      Jefferson Foundation (Monticello).

Other Directorships:                  Hibbett Sporting Goods, Inc.

-------------------------------------------------------------------------------

Frank Doczi

Class of Director:                    II

Director Since:                       1995

Principal Occupation:                 President, Dive Quarters, Inc.; private
                                      investor; corporate director

Recent Business Experience:           Mr. Doczi, age 63, has been President of
                                      Dive Quarters, Inc. since 1997. He served as the President and Chief Executive
                                      Officer of Home Quarters Warehouse, Inc.
                                      (HQ), a subsidiary of Hechinger Company, from 1988 until 1995. Mr. Doczi had been with HQ since it began in 1984. He also served as a member of the Management
                                      Committee for the Hechinger Company. Prior to 1984, Mr. Doczi spent seven years with Moore's, a chain of home centers operated by Evans Products Company, where he was the Senior Vice President, General
                                      Merchandise Manager.

Other Directorships:                  None

-------------------------------------------------------------------------------

Richard G. Lesser

Class of Director:                    I

Principal Occupation:                 Chairman, The Marmaxx Group and Executive
                                      Vice President, The TJX Companies, Inc.

Recent Business Experience:           Mr. Lesser, age 66, has been Chairman of
                                      The Marmaxx Group (T.J.Maxx and Marshalls) since 2001. He served as President of The
                                      Marmaxx Group from 1995 to 2001 and
                                      Executive Vice President of The TJX
                                      Companies, Inc. since 1991. From 1981 to
                                      1991, he held various executive positions within The TJX Companies, Inc.

Other Directorships:                  The TJX Companies, Inc.; Reebok
                                      International Ltd.; A.C. Moore Arts &
                                      Crafts, Inc.

-------------------------------------------------------------------------------

                               Executive Officers
                         (Other than those listed above)

Frederick C. Coble

Principal Occupation:                 Chief Financial Officer and Secretary,
                                      Dollar Tree Stores, Inc.

Recent Business Experience:           Mr. Coble, age 40, became Senior Vice
                                      President, Chief Financial Officer in
                                      1998. Prior to that, he served as Senior
                                      Vice President, Finance from 1997 and as
                                      Vice President, Controller from 1991.
                                      Before joining Dollar Tree in 1989, Mr.
                                      Coble served as Internal Audit Manager
                                      with Royster Company, a manufacturing
                                      company, and as Audit Manager for KPMG
                                      LLP.

-------------------------------------------------------------------------------

Bob Sasser

Principal Occupation:                 Chief Operating Officer, Dollar Tree
                                      Stores, Inc.

Recent Business Experience:           Mr. Sasser, age 49, became Chief Operating
                                      Officer in 1999. Before joining Dollar
                                      Tree, he served as Senior Vice President,
                                      Merchandise and Marketing of Roses Stores,
                                      Inc. from 1997. From 1994 to 1996, he was
                                      Vice President, General Merchandise
                                      Manager for Michaels Stores, Inc. Prior to
                                      1994, he held several positions at Roses
                                      Stores, Inc., ranging from Store Manager to Vice President, General Merchandise
                                      Manager.

-------------------------------------------------------------------------------

         Mr. Brock is married to Mr. Perry's sister. There are no additional family relationships among the Directors and Executive Officers.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires our directors, officers and persons who own more than 10% of our stock to file reports of ownership and changes in ownership of our stock with the Securities and Exchange Commission and Nasdaq, and to provide us with copies of these reports.

         SEC regulations require us to identify anyone who filed a required report late during the most recent fiscal year. Based solely on our review of the reports and written representations furnished to us, we believe that all of these reporting persons complied with their filing requirements for 2000, except that cashless conversions of warrants to stock in December 2000 by trusts related to Messrs. Brock, Perry, Compton and Saunders were reported in March 2001 on the annual stock ownership filings with the SEC.

                            OWNERSHIP OF COMMON STOCK

         The table below shows the number of shares of our common stock beneficially owned on March 30, 2001 by

         o each of the Directors and nominees for director;
         o each of the Executive Officers;
         o all Directors and Executive Officers as a group; and
         o each other person who has reported beneficial ownership of more than five percent of the outstanding common stock.

The address of each Director and Executive Officer of Dollar Tree is c/o Dollar Tree Stores, Inc., 500 Volvo Parkway, Chesapeake, Virginia 23320.



                                                                        BENEFICIAL OWNERSHIP (1)
                                                                        ------------------------
DIRECTORS AND EXECUTIVE OFFICERS                                  SHARES                       PERCENT
--------------------------------                                  ------                       -------

J. Douglas Perry...............................               3,868,661  (2)                     3.4%
Macon F. Brock, Jr.............................               4,843,165  (3)                     4.3%
H. Ray Compton.................................                 403,258  (4)                     *
John F. Megrue.................................               4,352,755  (5)                     3.9%
Thomas A. Saunders, III........................               4,997,587  (6)                     4.4%
Alan L. Wurtzel................................                  96,469  (7)                     *
Frank Doczi....................................                 130,219  (8)                     *
Richard G. Lesser..............................                  49,219  (9)                     *
Frederick C. Coble.............................                 201,294  (10)                    *
Bob Sasser.....................................                 140,000  (11)                    *
All current Directors and Named
     Officers (10 persons).....................              14,900,712                         13.3%

Other 5% Shareholders
Putnam Investments, Inc........................              12,219,986  (12)                   10.9%
     One Post Office Square
     Boston, MA 02109

------------
* less than 1%
(1) As used in this table, "beneficial ownership" means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is deemed as of any date to have "beneficial ownership" of any security that such person has a right to acquire within 60 days after such date. Any security that any person named above has the right to acquire within 60 days is deemed to be outstanding for purposes of calculating the ownership percentage of such person, but is not deemed to be outstanding for purposes of calculating the ownership percentage of any other person.
(2) Includes 1,856,246 shares owned by trusts for the benefit of certain Perry family members, of which Mr. Perry is a trustee, 130,900 shares owned by a private foundation over which Mr. Perry and his wife, Patricia W. Perry, exercise shared control, and 30,750 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan.
(3) Includes 1,868,603 shares owned by trusts for the benefit of certain Brock family members, of which Mr. Brock is a trustee, 109,064 shares owned by a private foundation over which Mr. Brock and his wife, Joan P. Brock, exercise shared control, and 120,000 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan, but excludes 814,763 shares owned by Mr. Brock's wife, Joan P. Brock.

(4) Includes 343,259 shares owned by a trust for the benefit of certain Compton family members, over which Mr. Compton may indirectly exercise investment or voting power.
(5) Represents 9,802 shares owned by Mr. Megrue's sister as Custodian for his children. Also includes 4,294,552 shares owned by The SK Equity Fund, L.P. Mr. Megrue is a member of the general partner of the general partner of The SK Equity Fund, L.P.
(6) Includes 17,273 shares owned by an irrevocable trust for the benefit of certain Saunders family members, of which Mr. Saunders is a trustee. Also includes 4,294,552 shares owned by The SK Equity Fund, L.P. Mr. Saunders is a member of the general partner of the general partner of The SK Equity Fund, L.P.
(7) Includes 24,469 shares held in a revocable trust of which Mr. Wurtzel is a trustee and 72,000 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan.
(8) Represents 130,219 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan.
(9) Represents 49,219 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan.
(10) Includes 140,000 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan.
(11) Represents 140,000 shares issuable upon exercise of certain stock options granted pursuant to The Dollar Tree Stores, Inc. Stock Incentive Plan.
(12) Includes shares held or controlled by Putnam Investments, Inc. and its affiliates including Marsh & McLennan Companies, Inc., Putnam Investments parent holding company, and Putnam Investment Management, Inc. and The Putnam Advisory Company, Inc., investment advisors and subsidiaries of Putnam Investments, Inc. Based on Schedule 13G/A filed by Putnam Investments for the period ended December 2000.


                    INFORMATION ABOUT THE BOARD OF DIRECTORS

Director Compensation

         Each Director who is not a founder or an employee of the company or an affiliate of The SK Equity Fund, L.P., is paid a fee of $15,000 per year and $1,000 plus expenses for each meeting of the Board of Directors or of any committee thereof the Director attends. Such Directors also receive options for shares of common stock under the company's Stock Incentive Plan. Mr. Perry receives $75,000 per year to serve as Chairman of the Board, but he receives no per meeting fee. In 2000, he also received options for shares of common stock under the company's Stock Incentive Plan comparable to those granted to the outside Directors, as disclosed above.

         On October 1, 1999, the company entered into a consulting agreement with Mr. Perry, which provides for annual compensation of $30,000 over the term of the agreement. At the request of Mr. Perry on each anniversary date, the company will review his annual compensation, and in its discretion, shall determine whether or not to increase such compensation. The agreement automatically renews each year and is cancelable at the option of Mr. Perry. The annual compensation of $30,000 was reviewed by the company in 2000 and was not adjusted.

Meetings of the Board of Directors

         The Board of Directors has scheduled four regular meetings in 2001 and will hold special meetings when company business requires. During 2000, the Board held four regular meetings and one special meeting. Each member of the Board attended at least 75% of all Board meetings and meetings of Committees of which each was a member.

Committees of the Board of Directors

         The Board of Directors currently appoints an Audit Committee and a Compensation Committee. The memberships and functions of these committees are set forth below. The Board has no standing Executive or Nominating Committees.

         AUDIT COMMITTEE

         The Audit Committee has four members: Thomas Saunders (Chairman), Alan Wurtzel, Frank Doczi and Richard Lesser. This membership satisfies the rule of the National Association of Securities Dealers, Inc. (NASD) that governs audit committee composition, Rule 4350(d)(2)(A), including the requirement that audit committee members all be "independent directors" as that term is defined by NASD Rule 4200(a)(14). The functions of this committee include:

         o reviewing the company's financial reporting process and internal control system;
         o reviewing the quarterly and annual financial statements of the company;
         o reviewing the audit efforts of the company's independent accountants and internal finance department;
         o reviewing all related party transactions; and
         o recommending the selection of the independent public accountants to the Board of Directors.

The Audit Committee met two times in 2000.

         Report of the Audit Committee

         The Audit Committee's main purpose (in accordance with its written charter adopted by the Board of Directors and attached to this proxy statement as Appendix A) is to assist the Board of Directors in fulfilling its oversight responsibilities regarding the quality and integrity of the accounting, auditing and financial reporting practices of the company.

         In connection with these responsibilities, the Audit Committee:

         o met with management and KPMG LLP, the company's independent public accountants, to review and discuss the audited financial statements of the company for the year ended December 31, 2000;
         o discussed with KPMG LLP the matters required by Codification of Statements on Auditing Standards No. 61 (Communication with Audit Committees);

         o discussed with KPMG LLP the quality, not just the acceptability, of the company's accounting principles;
         o received from KPMG LLP written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees); and

         o discussed with KPMG LLP any relationships that may impact their objectivity and independence.

         Based upon the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2000 be included in the company's Annual Report on Form 10-K, as filed with the Securities and Exchange Commission.

                        SUBMITTED BY THE AUDIT COMMITTEE


  Thomas A. Saunders, III    Alan L. Wurtzel    Frank Doczi    Richard G. Lesser


         The information contained in the above Audit Committee Report shall not be deemed to be `soliciting material' or to be `filed' with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that Dollar Tree specifically incorporates it by reference in such filing.

         COMPENSATION COMMITTEE

         The Compensation Committee also has four members: John Megrue (Chairman), Alan Wurtzel, Frank Doczi and Richard Lesser. The functions of this committee include:

         o meeting as necessary to oversee the company's compensation and benefit practices;
         o recommending to the full Board the compensation arrangements for the company's senior officers;
         o administering the company's executive compensation plans and Employee Stock Purchase Plan; and
         o administering and considering awards under the company's Stock Incentive Plan.

The Compensation Committee met two times in 2000.

         Compensation Committee Interlocks and Insider Participation

         No executive officer of the company currently serves or has served on the Compensation Committee. Mr. Megrue is an affiliate of Saunders Karp & Megrue, L.P., which has entered into an advisory agreement with the company, as disclosed below.

         Report of the Compensation Committee

         COMPENSATION POLICY

         Our management compensation policy, in general, is to offer a package including a competitive salary, an incentive cash bonus based upon performance goals, competitive benefits and an efficient workplace environment. We also encourage broad-based employee ownership of Dollar Tree stock through the Employee Stock Purchase Plan and by granting stock options to employees at most levels within the company.

         The Compensation Committee of the Board of Directors (comprised of four independent directors as that term is defined by NASD Rule 4200(a)(14)) reviews and approves individual officer salaries, bonus plan and financial performance goals, and stock option grants. This committee also reviews guidelines for compensation, bonus and stock option grants for non-officer employees. It employs compensation consultants to assist the committee in evaluating compensation plans in comparable companies.

         Key personnel of our company are paid salaries in line with their responsibilities. These salaries are structured to be competitive with salaries paid by a peer group consisting of similar companies in the discount retail industry. Management employees participate in our Management Compensation Program, which includes cash and long-term incentives based on performance. Benefits extended to officers may include disability, split-dollar life insurance and participation in our 401(k) and Profit Sharing plans. In addition, the Compensation Committee may, from time to time, approve a discretionary bonus or grant of stock options to be paid to the executive officers in recognition of their contributions.

         COMPENSATION OF CHIEF EXECUTIVE OFFICER

         The Compensation Committee reviews and approves the compensation of Macon F. Brock, Jr., Dollar Tree's Chief Executive Officer. For the year ended December 31, 2000, Mr. Brock received a base salary of $562,500, an increase of 8.4% from the prior year. The Committee believes Mr. Brock is paid a reasonable salary. Mr. Brock, together with his spouse, currently owns or otherwise controls over 5% of our outstanding common stock. Our company's performance and return on equity are of vital importance to him due to his substantial equity holdings. At the beginning of each year, the Compensation Committee establishes certain operational and managerial goals for Mr. Brock. In recognition of his achievement of these goals and the company's performance in 2000 and 1999, Mr. Brock received discretionary bonuses of $255,000 and $302,439, respectively. In each of 2000 and 2001, the Committee granted him the option to purchase 60,000 shares of common stock as incentive compensation.

         DEDUCTIBILITY OF COMPENSATION

         Section 162(m) of the Internal Revenue Code imposes a limitation on the deductibility of nonperformance-based compensation in excess of $1 million paid to executive officers. The Committee believes that we will be able to continue to manage our executive compensation program to preserve federal income tax deductions.

                     SUBMITTED BY THE COMPENSATION COMMITTEE

   John F. Megrue      Alan L. Wurtzel       Frank Doczi      Richard G. Lesser

                       COMPENSATION OF EXECUTIVE OFFICERS

Compensation of Executive Officers

         The following table sets forth the compensation earned by our executive officers for the years ended December 31, 2000, 1999 and 1998:

SUMMARY COMPENSATION TABLE


                                                                                  LONG-TERM
                                                                                COMPENSATION
                                           ANNUAL COMPENSATION                     AWARDS
                                  -------------------------------------------   ------------
                                                                                 SECURITIES
NAME AND                                                              OTHER      UNDERLYING         ALL OTHER
PRINCIPAL POSITION                YEAR      SALARY         BONUS   ANNUAL (1)    OPTIONS (2)    COMPENSATION (3)
------------------                ----      ------         -----   ----------    -----------    ----------------

Macon F. Brock, Jr.               2000    $562,500     $255,000        ---          60,000            $34,718
President and                     1999     518,750      302,439        ---            ---              35,177
Chief Executive Officer           1998     450,000      285,000        ---            ---              32,307

H. Ray Compton                    2000    $125,000     $ 50,000        ---            ---             $22,566
Executive Vice President          1999     135,416       50,000        ---            ---              23,025
                                  1998     250,000       84,875        ---            ---              19,833

Frederick C. Coble                2000    $191,250     $ 59,135        ---          30,000            $17,493
Chief Financial Officer           1999     175,000       71,358        ---          26,250             17,952
                                  1998     146,250       77,012        ---          33,750             14,530

Bob Sasser (4)                    2000    $306,250     $101,801        ---          45,000             17,493
Chief Operating Officer           1999     180,929      125,815        ---          75,000               ---
                                  1998        ---          ---         ---            ---                ---


---------------
(1) The value of perquisites or other personal benefits have been excluded because they do not exceed the lesser of $50,000 or 10% of the total annual salary and bonus for any Named Executive Officer.
(2)  Stock options were granted pursuant to the company's Stock Incentive Plan.
(3) For 2000, this column includes $17,493 each for Messrs. Brock, Compton, Coble and Sasser, respectively, for the company's discretionary and matching contributions allocated to the owners' 401(k) and Profit Sharing Plan accounts. Also included are $17,225 and $5,073 for Messrs. Brock and Compton, respectively, for life insurance premiums on policies of which the officer is the owner.


(4)  Mr. Sasser was hired as Chief Operating Officer in April 1999.


OPTIONS GRANTED IN 2000

         Of the Named Executive Officers, only Messrs. Brock, Coble and Sasser received options under the company's stock compensation plans. The following table provides information as to options granted to Messrs. Brock, Coble and Sasser during 2000:



                                 INDIVIDUAL GRANTS                                GRANT DATE VALUE
                         --------------------------------------------       -------------------------
                          NUMBER OF        PERCENT OF
                         SECURITIES       TOTAL OPTIONS
                         UNDERLYING        GRANTED TO        PER SHARE                     GRANT DATE
                           OPTIONS        EMPLOYEES IN       EXERCISE       EXPIRATION       PRESENT
NAME                     GRANTED (1)        FISCAL YEAR        PRICE           DATE         VALUE (2)
----                     -----------      --------------       -----           ----         ---------

Macon F. Brock, Jr.        60,000             3.1%            $23.21        03/07/2010      $860,664

Frederick C. Coble         30,000             1.5%            $23.21        03/07/2010      $430,332

Bob Sasser                 45,000             2.3%            $23.21        03/07/2010      $645,498



---------------
(1) Options to acquire shares of Dollar Tree common stock are granted under the company's Stock Incentive Plan. The exercise price equals the closing price of Dollar Tree stock on the day preceding the date of grant, which reflects fair market value at the date of grant. Options granted in 2000 and later are exercisable in five approximately equal annual installments beginning one year after grant. They expire ten years after grant.

(2) The fair value of these options at the date of grant was estimated using a Black-Scholes option-pricing model. The following weighted-average assumptions were used to estimate the value of options: a 6 year expected life of the options; expected volatility for Dollar Tree common stock of 61.6%; and a risk-free rate of return of 5.2%. The company does not pay dividends.

OPTION EXERCISES IN 2000 AND YEAR END OPTION VALUES

         The following table provides information regarding options exercised by Messrs. Coble and Sasser during the calendar year ended December 31, 2000, and the number and value of options held by Messrs. Brock, Coble and Sasser at the end of the year:

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR END OPTION VALUES



                                                          Number of Securities          Value of Unexercised
                          Shares                       Underlying Unexercised             In-the-Money
                         Acquired                         Options at Year End           Options at Year End (2)
                            on         Value         ----------------------------    ----------------------------
Name                     Exercise   Realized (1)     Exercisable   Unexercisable     Exercisable    Unexercisable
----                     --------   ------------     -----------   -------------     -----------    -------------

Macon F. Brock, Jr.         ---          ---                0         60,000           $      0       $ 77,502

Frederick C. Coble        51,782     $1,766,703        56,875         58,125           $443,402       $141,576

Bob Sasser                20,000     $  448,750         1,300         98,700           $  6,500       $326,627



---------------
(1) The value realized equals the difference between the option exercise price and the closing price of Dollar Tree common stock on the day prior to exercise, multiplied by the number of shares to which the exercise relates.
(2) The value of unexercised "in-the-money" options equals the difference between the option exercise price and the closing price of Dollar Tree common stock at December 31, 2000, multiplied by the number of shares underlying the options. The closing price of Dollar Tree common stock on December 31, 2000, as reported by Nasdaq, was $24.50.


                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Leases

         As described below, we lease our former corporate headquarters and distribution center facility and three stores from various lessors who are affiliated with officers or directors of our company, including leases with a partnership controlled by the father of Mr. Perry and Mrs. Brock and a partnership controlled by Mr. Perry and Mr. Brock. In addition, we lease our Philadelphia, Pennsylvania office and warehouse and ten stores from lessors affiliated with the former owners of Dollar Express, Inc.

         Lease on Former Headquarters and Distribution Center: Located in Norfolk, Virginia, this facility is leased from DMK Associates, a partnership controlled by Mr. Perry and Mr. Brock; the lease expires in December 2009. Rental payments under the lease are adjusted every other lease year to reflect certain changes in a consumer price index. The lease currently provides for an aggregate minimum annual rental of $656,250. We replaced our Norfolk location with an expanded facility in Chesapeake, Virginia, in early 1998. In March 1998, we subleased the Norfolk facility through March 2008 for an amount that exceeds our annual obligation under the prime lease.

         Lease on Philadelphia, Pennsylvania Office and Warehouse: This facility is leased from lessors affiliated with the former owners of Dollar Express, Inc. The lease expires in April 2001 and calls for annual lease payments of $403,750. We plan to continue leasing this facility on a month-to-month basis until we replace our Philadelphia distribution center with our new facility in Briar Creek, Pennsylvania.

         Store and Other Leases: We currently lease three stores from lessors who are affiliated with officers or directors of our company. We lease a store from Suburban Management Company, controlled by the father of Mr. Perry and Mrs. Brock. In addition, we rent two stores from DMK Associates. Rental payments on the three stores totaled approximately $140,000 in 2000. The lease with Suburban Management expires in August 2005, with two five-year renewal options. The store leases with DMK Associates expire in November 2003, with two four-year renewal options, and January 2003, respectively.

         In 2000, we leased ten stores from lessors affiliated with the former owners of Dollar Express, Inc. Rental payments on the ten stores totaled approximately $806,000 in 2000. Leases for nine of these stores were either renegotiated in early 2001, are on month-to-month terms, or are on annual terms resetting on January 1, 2001. As a result, only one store continues on terms negotiated by the former owners of Dollar Express, Inc.

         While we believe that the terms of these leases are fair to us, their respective terms were not negotiated on an arms-length basis and accordingly the terms of the leases may not be as favorable to us as those that we could have obtained from an independent third party.

Advisory Agreements

         On September 30, 1993, we entered into a financial and management advisory agreement with Saunders Karp & Megrue, L.P., (the Advisor), a limited partnership under the control of SKM Partners, L.P., of which Messrs. Saunders, Karp and Megrue are limited partners. In consideration for certain financial advisory services, the Advisor was entitled to receive an initial annual fee of $250,000, reduced to $200,000 in 1995, payable quarterly, and is reimbursed for certain of its out-of-pocket expenses. In addition, we have agreed to indemnify the Advisor for certain losses arising out of the provision of advisory services. The agreement is terminable by a majority of the Board of Directors of our company upon 30 days notice to the Advisor.

Employment Agreements

         There are currently no employment or non-competition agreements in force between the company and Messrs. Brock, Compton or Coble. Under a severance arrangement, Mr. Sasser is prohibited from competing with the company following termination, and, if he is terminated without cause before April 2004, we will be obligated to pay him an amount equal to one year's salary.


                        COMPARISON OF SHAREHOLDER RETURNS

         The following graph shows a comparison of the cumulative total shareholder returns on our common stock against a cumulative total return of the S&P Retail Composite and the Nasdaq U.S. Index for the past five years. The comparison assumes $100 was invested in our common stock and in each of the indexes on December 31, 1995.

                           TOTAL SHAREHOLDER RETURNS

                              [LINE CHART OMITTED]

       DOLLAR TREE STORES INC       RETAIL COMPOSITE         NASDAQ US INDEX


Data Points:
                           12/31/95        12/31/96       12/31/97       12/31/98        12/31/99       12/31/00

Dollar Tree                   100           231.81         376.13         595.73          660.50         501.12
S&P Retail Composite          100           117.83         170.44         274.98          333.18         280.12
Nasdaq U.S. Index             100           123.04         150.69         212.51          394.92         237.62


                                  OTHER MATTERS

Costs of the Proxy Solicitations

         The cost of the solicitation of proxies will be borne by us. Proxies may be solicited by officers, directors and regular employees of our company or our affiliates, none of whom will receive any additional compensation for their services. Such solicitations may be made personally, or by mail, facsimile, telephone, telegram or messenger. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material and annual reports to the beneficial owners of stock in accordance with the schedule of charges approved by the National Association of Securities Dealers, Inc.

Shareholder Nominations for Election of Directors

         Our Bylaws provide that any shareholder of record entitled to vote generally in the election of directors may nominate persons for election as directors at a meeting if written notice of such shareholder's intent to make such nomination has been given, either by personal delivery or by United States certified mail, postage prepaid, to the Secretary of our company. We must receive the notice not less than 120 days nor more than 150 days before the first anniversary of the date of our proxy statement in connection with the last annual meeting of stockholders, or if no annual meeting was held in the previous year or the date of the applicable annual meeting has been changed by more than 30 days from the date contemplated at the time of the previous year's proxy statement, not less than 90 days before the date of the applicable annual meeting.

         Each such shareholder's notice to the Secretary of his or her intent to nominate must set forth:

         o the name and address of record of the shareholder who intends to make the nomination;
         o a representation that the shareholder is a shareholder of record of our company's capital stock and intends to appear in person or by proxy at such meeting to nominate the person or persons specified in the notice;
         o the class and number of shares of our capital stock beneficially owned by the shareholder; and
         o a description of all arrangements or understandings between such shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such shareholder.

         For each person nominated, each such shareholder's notice to the Secretary must also set forth:

         o the name, age, business address and, if known, residence address, of such person,
         o his or her principal occupation or employment,
         o the class and number of shares of our capital stock beneficially owned by such person,
         o any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors or is otherwise required by the rules and regulations of the Securities and Exchange Commission promulgated under the Securities Exchange Act of 1934, as amended, and
         o the written consent of such person to be named in the proxy statement as a nominee and to serve as a director if elected.

Shareholder Proposals

         Shareholder proposals for the Annual Meeting of Shareholders to be held in 2002 will not be included in our Proxy Statement for that meeting unless received by us at our executive office in Chesapeake, Virginia, on or prior to December 31, 2001. Such proposals must also meet the other requirements of the rules of the Securities and Exchange Commission relating to shareholder proposals.

Our Independent Certified Public Accountants

         KPMG LLP has audited our accounts and our subsidiaries' accounts since 1986 and will continue in that capacity during 2001. A representative of KPMG LLP will be present at the 2001 Annual Meeting of Shareholders. The representative will have the opportunity to make a statement and will be available to respond to appropriate questions.

INDEPENDENT PUBLIC ACCOUNTANTS' FEES (for the year ended December 31, 2000)
------------------------------------

Audit Fees                        $283,488

Financial Information Systems
Design and Implementation Fees          $0

All Other Fees                    $740,243 (a)(b)

         (a) Includes fees for a merger and acquisition, a secondary public offering and `Supply Chain' consulting, all of which are one-time only fees. Other fees included are for tax compliance, planning and consulting.
         (b) The audit committee has considered whether the provision of these services is compatible with maintaining the independence of our principal accountants.





                                          By order of the Board of Directors,



                                          /s/ Frederick C. Coble
                                          -------------------------------------
                                          Frederick C. Coble
                                          Chief Financial Officer and Secretary


Chesapeake, Virginia
April 16, 2001

                                                               Appendix A

                            DOLLAR TREE STORES, INC.
                            AUDIT COMMITTEE CHARTER

I.   Purpose of the Audit Committee


     The purpose of the Dollar Tree Stores, Inc. Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:


         o serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system;
         o review and appraise the audit efforts of the Corporation's independent accountants and internal finance department; and
         o provide an open avenue of communication among the independent accountants, financial and senior management and the Board of
           Directors.


     The Committee will periodically report to the Board regarding the results of its review of:


         o the financial reports and periodic financial information provided by Dollar Tree to the Securities and Exchange Commission or the public;
         o Dollar Tree's systems of internal controls regarding finance, accounting, legal compliance and ethics; and
         o Dollar Tree's auditing, accounting and financial reporting processes generally.

II.  Composition of the Audit Committee

     The Committee will consist of three or more independent directors. Directors may be considered to be independent if they have no relationship with Dollar Tree that may interfere with the exercise of their independence from management and the Company, as determined by the Board. Committee members and the chairman are appointed by the Board. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the Committee shall have accounting or related financial management expertise. Each member should be able to adequately perform the Committee's Roles and Responsibilities as outlined below and be knowledgeable of the Company's business and its related risks. Committee members may enhance their familiarity with finance and accounting by requesting additional training from management or other sources.

III. Number and Nature of Meetings

     The Audit Committee will strive to effectively use valuable meeting time through appropriate planning by the chairman, establishment of a focused agenda and advance distribution of relevant materials/information. The Committee will formally meet at least twice annually. Committee members may participate in Committee meetings in person or via telephone. There will be one meeting to review the proposed audit scope and approach by the independent accountants, and to review estimated audit fees and additional services. The other scheduled meeting will be to review the results of the annual audit and the independent accountants' letter to management. At each meeting, the Committee will meet privately with the independent accountants and may also meet with management.

     On a quarterly basis, prior to the public release of earnings information and the filing of the Form 10-Q, the Committee or Chairman will review results with financial management and the independent accountants. This review may take place in person or via telephone. Other special meetings with the Board, management or independent accountants are encouraged in order to address any concerns or issues that may arise and to enhance communications. Such special meetings will be called by the Chairman as needed.

IV.  Roles and Responsibilities

     To fulfill its responsibilities and duties, the Audit Committee shall, alone or in conjunction with management, the Company's independent accountants and/or counsel:

     1.  Internal control structure:
               a. evaluate management's tone and responsiveness toward internal controls;
               b. review the number, nature and proper implementation by management of internal control recommendations from independent accountants;
               c. inquire as to the adequacy and effectiveness of information system controls and security; and
               d. consider the appropriateness of a formalized internal auditing function.

     2.  Financial reporting practices:
               a. review and understand significant accounting and reporting issues, including changes in accounting methods;
               b. review the integrity of the Company's financial reporting process;
               c. assess new accounting pronouncements and their impact on the financial statements;
               d. review the accounting treatment of unusual or complex transactions;
               e. specifically inquire of independent accountants about significant risks and exposures;
               f. discuss the appropriateness and acceptability of the Company's accounting and disclosure practices;
               g. assess management's use of estimates in financial reporting and the degree of conservatism or aggressiveness in its practices;
               h. review annual and interim financial statements, including Management's Discussion and Analysis, for completeness and consistency;
               i. evaluate the number and nature of any proposed audit adjustments identified by independent accountants;
               j. ensure that the independent accountants communicate to the Committee any significant audit adjustments, disagreements with management, difficulties encountered in conducting the audit or other matters included in Statement of Auditing Standard No. 61;
               k. review interim financial statements for consistency, unusual items, etc.; and
               l. review SEC required documents, prior to their filing, with management and independent accountants. The Chairman may represent the entire Committee for purposes of this review.

     3.   The audit process:
               a. review the performance and independence of independent auditors and recommend the annual appointment of auditors to the Board;
               b. review the adequacy and the quality of the annual audit process; and
               c.  review and assess audit fees.

     4.  Compliance with laws and regulations:
               a. be satisfied that all regulatory compliance matters have been considered in the preparation of the financial statements;
               b.  review the Company's compliance with loan covenants; and
               c. inquire of management, and legal counsel if necessary, as to any legal or compliance matters, including corporate securities trading policies, that could have a significant impact on the Company's financial statements.

     5.  Ethical conduct:
               a. propose, for Board review, a formalized written code of ethics; and
               b. inquire about compliance with the code of ethics, once established.


     6.  Audit committee effectiveness:
               a. review Audit Committee charter annually, revise as necessary and submit for approval by full Board;
               b. assess adequacy of committee members' financial literacy and determine any additional training needs;
               c. report to Board on Committee's activities, specifically as they relate to its charter; and
               d. if required, disclose Committee's activities in SEC documents.

         Our 2000 Annual Report to Shareholders is mailed to our shareholders. It includes audited financial statements for the years ended December 31, 2000, 1999 and 1998 reported on by KPMG LLP, together with the related Management's Discussion and Analysis of Financial Condition and Results of Operations.

         A copy of Dollar Tree Stores, Inc. 2000 Form 10-K will be supplied without charge upon request. Requests for such annual reports, interim reports, or other information should be directed to:

                              Shareholder Services
                            Dollar Tree Stores, Inc.
                                500 Volvo Parkway
                           Chesapeake, Virginia 23320
                                 (757) 321-5000

DOLLAR TREE STORES, INC.                                                  2001
                               THIS IS YOUR PROXY
                             YOUR VOTE IS IMPORTANT

Regardless of whether you plan to attend the Annual Meeting of Shareholders, you can be sure your shares are represented at the meeting by promptly returning your proxy in the enclosed envelope.

To assist us in planning, please indicate in the appropriate block on your proxy whether you plan to attend the Annual Meeting of Shareholders. We look forward to seeing you there.

                            DOLLAR TREE STORES, INC.
                                500 Volvo Parkway
                           Chesapeake, Virginia 23320

               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                        For Annual Meeting, May 24, 2001

The undersigned hereby appoints J. Douglas Perry, Macon F. Brock, Jr. and H. Ray Compton, jointly and severally, each with full power of substitution, as proxies to represent the undersigned at the Annual Meeting of Shareholders of DOLLAR TREE STORES, INC. to be held at the Norfolk Waterside Marriott, Norfolk, Virginia, on Thursday, May 24, 2001 at 10:00 a.m. local time, and at any adjournment thereof, on any matters coming before the Meeting.

Please specify your choice by marking the appropriate box for each matter on the reverse side. Any boxes not marked will be voted in accordance with the recommendations of the Board of Directors. The Proxies cannot vote your shares unless you sign and return this card.

PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

This proxy, when properly executed, will be voted in the manner directed herein and authorizes the Proxies to take action in their discretion upon other matters that may properly come before the Meeting. If no direction is made, this proxy will be voted FOR the election of the directors listed in proposal 1.

1.   Election of Directors.
     Nominees:   Class III - H. Ray Compton, John F. Megrue and Alan L. Wurtzel

     [ ] FOR         [ ] WITHHELD        [ ] FOR, except withheld from the
                                                  following nominees:

                                             ----------------------------------

2. If you will be attending the Annual Meeting, please mark [ ] YES


                                                           CHANGE OF ADDRESS:
NAME OF SHAREHOLDER                         ___________________________________
STREET ADDRESS                              ___________________________________
CITY, STATE AND ZIP CODE                    ___________________________________

Signature(s): ________________________________________ Date: __________________
Please sign exactly as your name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.